Exhibit 99.1

The Shyft Group Reports Second Quarter 2024 Results

●	Delivered sales of $193 million, EPS of $0.06 and adjusted EPS of $0.16
●	Received order for 150 Blue Arc™ EV Trucks from FedEx; Blue Arc Class 4 vehicle production remains on track for 2024
●	Acquired Independent Truck Upfitters (ITU) to further accelerate Specialty Vehicles growth
●	Increased full year 2024 adjusted EBITDA midpoint with updated outlook now at $45 to $50 million

Novi, Mich., July 25, 2024 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the second quarter ending June 30, 2024.

Second Quarter 2024 Financial Highlights

For the second quarter of 2024 compared to the second quarter of 2023:

●	Sales of $192.8 million, a decrease of $32.3 million, or 14.4%, from $225.1 million
●	Net income of $2.2 million, or $0.06 per share, compared to $4.7 million, or $0.13 per share
●

Adjusted EBITDA of $12.5 million, or 6.5% of sales, a decrease of $3.4 million, from $15.9 million, or 7.0% of sales; Results include $5.9 million of EV program related costs versus $7.4 million in the prior year

●	Adjusted net income of $5.3 million, or $0.16 per share, compared to $8.7 million, or $0.25 per share in the second quarter of 2023
●	Consolidated backlog[1] of $354.4 million as of June 30, 2024, down $155.8 million, or 30.5%, compared to $510.2 million as of June 30, 2023.

“We continued to drive our Shyft operating strategy and saw progress in the quarter despite ongoing market softness. The SV team delivered another strong financial quarter, FVS generated sequential margin improvement, and Blue Arc achieved milestones that position us for vehicle delivery later this year,” said John Dunn, President and CEO.

M&A Transaction Update

Acquired Independent Truck Upfitters (ITU), a Midwest-based provider of vocational service body upfit for commercial fleets and government service vehicles on July 24, 2024. ITU sales were approximately $55 million in 2023 with three locations in Iowa, Michigan, and Missouri.

The ITU acquisition aligns with our Specialty Vehicles segment growth strategy by expanding our service body product offerings and upfit capabilities. This transaction provides unique synergies and cross-selling opportunities with current products, adds chassis pools, and increases ship-thru capability to support future growth.

Relevant transaction details include:

●	Initial cash consideration of $46 million, subject to customary adjustments, with an $8 million earnout subject to annual business performance over the next two years
●	Expected EBITDA multiple less than 6.0x adjusted for tax benefits and synergies; Acquisition is expected to be accretive to EPS in 2025
●	Forecasted to deliver ROIC greater than 15% by Year 3 of the transaction
●	Funded with cash on hand and borrowings under our existing credit facility; Expected net leverage ratio of approximately 2.75x in the third quarter of 2024 and decreasing by year end 2024

2024 Financial Outlook

“Our team remains focused on delivering our financial commitments for the year while we position the company for future growth. Our balance sheet remains solid, provides flexibility, and gives us the confidence to invest in growth initiatives,” said Jon Douyard, Chief Financial Officer.

Full-year 2024 outlook, notwithstanding further changes in the operating environment, is as follows:

●	Sales to be in the range of $800 million to $850 million; Assumes no Blue Arc EV revenue
●	Adjusted EBITDA of $45 to $50 million, including EV spending of $20 to $25 million
●	Net income of $2.6 to $6.9 million, with an income tax rate of approximately 20%
●	Earnings per share of $0.07 to $0.20
●	Adjusted earnings per share of $0.35 to $0.50
●	Capital expenditures of approximately $20 to $25 million
●	Free cash flow of $25 to $35 million

Dunn concluded, “Our recently announced strategic actions, including organizational streamlining and the ITU acquisition, have positioned us well for sustainable growth. In addition, we are actively preparing for Blue Arc production in late 2024 and building the commercial pipeline across the business. We believe these catalysts will enable us to deliver meaningful financial improvement in 2025.”

Footnote: 1.) Consolidated backlog does not reflect Blue Arc order activity

Conference Call and Webcast Information

The Shyft Group will host a conference call at 8:30 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: https://theshyftgroup.com/investor-relations/webcasts/

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international)

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,000 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Maine, Michigan, Missouri, Pennsylvania, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $872 million in 2023. Learn more at TheShyftGroup.com.

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2024 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACTS

MEDIA

Sydney Machesky

Director, Corporate Communications

Sydney.Machesky@theshyftgroup.com

586.413.4112

INVESTORS

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$8,958	$9,957
Accounts receivable, less allowance of $412 and $276	93,698	79,573
Contract assets	39,237	50,305
Inventories	94,593	105,135
Other receivables - chassis pool agreements	19,555	34,496
Other current assets	7,489	7,462
Total current assets	263,530	286,928

Property, plant and equipment, net	78,952	83,437
Right of use assets – operating leases	42,810	45,827
Goodwill	48,880	48,880
Intangible assets, net	43,530	45,268
Net deferred tax asset	17,310	17,300
Other assets	2,556	2,409
TOTAL ASSETS	$497,568	$530,049
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$73,971	$99,855
Accrued warranty	8,136	7,231
Accrued compensation and related taxes	14,509	13,526
Contract liabilities	5,623	4,756
Operating lease liability	9,978	10,817
Other current liabilities and accrued expenses	9,551	11,965
Short-term debt - chassis pool agreements	19,555	34,496
Current portion of long-term debt	225	185
Total current liabilities	141,548	182,831

Other non-current liabilities	7,153	8,184
Long-term operating lease liability	34,580	36,724
Long-term debt, less current portion	65,197	50,144
Total liabilities	248,478	277,883
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 34,448 and 34,303 outstanding	96,651	93,705
Retained earnings	152,439	158,461
Total shareholders' equity	249,090	252,166
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$497,568	$530,049

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales	$192,780	$225,101	$390,669	$468,540
Cost of products sold	152,193	182,347	316,020	382,862
Gross profit	40,587	42,754	74,649	85,678

Operating expenses:
Research and development	4,506	5,890	8,225	12,839
Selling, general and administrative	32,353	30,270	64,626	62,559
Total operating expenses	36,859	36,160	72,851	75,398

Operating income	3,728	6,594	1,798	10,280

Other income (expense)
Interest expense	(1,753)	(1,477)	(3,806)	(3,125)
Other income	80	124	177	194
Total other expense	(1,673)	(1,353)	(3,629)	(2,931)

Income (loss) before income taxes	2,055	5,241	(1,831)	7,349
Income tax expense (benefit)	(109)	556	674	986
Net income (loss)	2,164	4,685	(2,505)	6,363
Less: net loss attributable to non-controlling interest	-	-	-	32

Net income (loss) attributable to The Shyft Group Inc.	$2,164	$4,685	$(2,505)	$6,395

Basic earnings (loss) per share	$0.06	$0.13	$(0.07)	$0.18
Diluted earnings (loss) per share	$0.06	$0.13	$(0.07)	$0.18

Basic weighted average common shares outstanding	34,402	34,935	34,361	34,995
Diluted weighted average common shares outstanding	34,474	34,991	34,361	35,161

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(2,505)	$6,363
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	9,210	8,050
Non-cash stock based compensation expense	3,484	3,090
Loss on disposal of assets	83	128
Deferred income taxes	(9)	-
Changes in accounts receivable and contract assets	(3,057)	68,064
Changes in inventories	10,542	(1,142)
Changes in accounts payable	(21,002)	(38,567)
Changes in accrued compensation and related taxes	983	303
Changes in accrued warranty	905	(1,143)
Changes in other assets and liabilities	(1,461)	(9,525)
Net cash provided by (used in) operating activities	(2,827)	35,621

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,243)	(10,963)
Proceeds from sale of property, plant and equipment	90	82
Acquisition of business, net of cash acquired	-	(500)
Net cash used in investing activities	(9,153)	(11,381)

Cash flows from financing activities:
Proceeds from long-term debt	65,000	70,000
Payments on long-term debt	(50,000)	(81,000)
Payments of dividends	(3,481)	(3,653)
Purchase and retirement of common stock	-	(8,786)
Exercise and vesting of stock incentive awards	(538)	(4,541)
Net cash provided by (used in) financing activities	10,981	(27,980)

Net decrease in cash and cash equivalents	(999)	(3,740)
Cash and cash equivalents at beginning of period	9,957	11,548
Cash and cash equivalents at end of period	$8,958	$7,808

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended June 30, 2024 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$92,244	$-	$-	$92,244
Motorhome chassis sales	-	18,946	-	18,946
Other specialty vehicles sales	-	58,062	76	58,138
Aftermarket parts and accessories sales	17,596	5,856	-	23,452
Total Sales	$109,840	$82,864	$76	$192,780

Adjusted EBITDA	$8,368	$17,549	$(13,445)	$12,472

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended June 30, 2023 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$125,291	$-	$-	$125,291
Motorhome chassis sales	-	30,099	-	30,099
Other specialty vehicles sales	-	51,652	(1,443)	50,209
Aftermarket parts and accessories sales	13,692	5,810	-	19,502
Total Sales	$138,983	$87,561	$(1,443)	$225,101

Adjusted EBITDA	$12,468	$17,367	$(13,968)	$15,867

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	Jun. 30, 2023
Fleet Vehicles and Services	$294,586	$356,089	$325,003	$383,448	$437,802
Specialty Vehicles	59,856	83,334	84,269	80,983	72,402
Total Backlog	$354,442	$439,423	$409,272	$464,431	$510,204

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, adjusted earnings per share, and free cash flow, each of which is a non-GAAP financial measure.

We define Adjusted EBITDA as income before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

We define free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment and add proceeds from sale of property, plant and equipment. We believe this measure of free cash flow provides management and investors further useful information on cash generation or use in our operations.

We believe that the presentation of these non-GAAP measures, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months June 30,
The Shyft Group, Inc.	2024	% of sales	2023	% of sales
Net income	$2,164	1.1%	$4,685	2.1%
Add (subtract):
Restructuring and other related charges	1,146		1,253
Acquisition related expenses and adjustments	399		-
Non-cash stock-based compensation expense	2,010		1,263
Legacy legal matters	150		-
Loss from write-off of assets	147		-
CEO transition	37		2,287
Non-recurring professional fees	-		160
Tax effect of adjustments	(705)		(981)
Adjusted net income	$5,348	2.8%	$8,667	3.9%

Net income	$2,164	1.1%	$4,685	2.1%
Add (subtract):
Depreciation and amortization	4,775		4,186
Income tax expense (benefit)	(109)		556
Interest expense	1,753		1,477
EBITDA	$8,583	4.5%	$10,904	4.8%
Add:
Restructuring and other related charges	1,146		1,253
Acquisition related expenses and adjustments	399		-
Non-cash stock-based compensation expense	2,010		1,263
Legacy legal matters	150		-
Loss from write-off of assets	147		-
CEO transition	37		2,287
Non-recurring professional fees	-		160
Adjusted EBITDA	$12,472	6.5%	$15,867	7.0%

Diluted net earnings per share	$0.06		$0.13
Add (subtract):
Restructuring and other related charges	0.04		0.04
Acquisition related expenses and adjustments	0.01		-
Non-cash stock-based compensation expense	0.06		0.04
Legacy legal matters	0.01		-
Loss from write-off of assets	-		-
CEO transition	-		0.07
Non-recurring professional fees	-		-
Tax effect of adjustments	(0.02)		(0.03)
Adjusted diluted net earnings per share	$0.16		$0.25

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands)

(Unaudited)

	Six Months Ended June 30,
The Shyft Group, Inc.	2024	2023
Net cash provided by (used in) operating activities	$(2,827)	$35,621
Purchases of property, plant and equipment	(9,243)	(10,963)
Proceeds from sale of property, plant and equipment	90	82
Free cash flow	$(11,980)	$24,740

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Outlook
	Twelve Months Ended December 31, 2024
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$2,600	$4,750	$6,900
Add:
Depreciation and amortization	21,000	20,450	19,900
Interest expense	8,400	8,400	8,400
Taxes	640	1,195	1,750
EBITDA	$32,640	$34,795	$36,950
Add:
Non-cash stock-based compensation and other charges	12,360	12,705	13,050
Adjusted EBITDA	$45,000	$47,500	$50,000

Earnings per share	$0.07	$0.14	$0.20
Add:
Non-cash stock-based compensation and other charges	0.35	0.36	0.37
Less tax effect of adjustments	(0.07)	(0.07)	(0.07)
Adjusted earnings per share	$0.35	$0.43	$0.50